EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 30, 2007, relating to the financial statements of Metalink Ltd. appearing in the Annual Report on Form 20-F of Metalink Ltd. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.
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BRIGHTMAN ALMAGOR & CO
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
August 13, 2007